Exhibit 10.94

EXCLUSIVE DISTRIBUTION AGREEMENT MADE AND ENTERED INTO AT THE PLACES AND ON THE DATES HEREINAFTER SET FORTH

BY AND BETWEEN:                       Joe’s Jeans, Inc., a Delaware corporation, having its principal place of business at 5900 S. Eastern Ave, Suite 104,  Commerce, CA 90040, Unites States of America.

                                                            (hereinafter referred to as the "Company")

AND:                                            SOPHISTOWEAR FASHIONS INC., a body politic and corporate, duly incorporated, having its principal place of business at 9600, Meilleur Street, Suite 200, in the City and District of Montreal, Province of Québec, H2N 2E3

                                                            (hereinafter referred to as the "Distributor")

                 WHEREAS the Company is engaged in the design, manufacture, promotion and sale of wearing apparel (hereinafter the “Products”) under the trademark “JOE’S JEANS” (hereinafter the “Mark”) in North America;

                 WHEREAS the Distributor wishes to obtain from the Company the exclusive right to use the Mark in connection with the sale, distribution and promotion of the Products in Canada (hereinafter the “Territory”);

                    WHEREAS the Company represents that it has the right to enter into this Agreement and grant such rights to the Distributor, the whole subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, THIS AGREEMENT WITNESSETH:

PREAMBLE

Preamble.   The preamble hereof shall form an integral part of these presents as though herein recited at length.

GRANT

Rights.        The Company hereby grants to the Distributor an exclusive right, during the term of this Agreement, and any renewals thereof, to promote and sell the Products under the Mark in the Territory (and to import the Products into the Territory), the whole subject to the terms and conditions in this Agreement.

SPECIAL LIMITATIONS

No Diversion of Products.      The Distributor shall not distribute or sell the Products, except under the Mark, and the Distributor shall not sell same under any other trade name or trademark.

Ownership and Use of the Mark.     The Distributor shall not claim any title to or right to use the Mark or any variations thereof except pursuant to this Agreement.  The Distributor covenants and agrees that it shall at no time adopt or use any word or corporate name or mark which is similar to or likely to cause confusion with the Mark.

Export.       The Distributor agrees that it will neither export the Products from the Territory nor sell the same to any entity which it knows or has reason to believe intends to export the Products from the Territory.  Similarly, the Company agrees that it will neither export the Products into the Territory nor sell the same to any entity which it knows or has reason to believe intends to export the Products into the Territory.

TERM OF THIS AGREEMENT

Term.          The initial term of this Agreement shall be for a period of eighteen (18) months, commencing on December 28, 2002 and terminating eighteen (18) months thereafter (the “Initial Term”).

Option and Renewals.  Provided the Distributor is not in material default at the expiration of the Initial Term, and provided further that, during the Initial Term, the Distributor has achieved Net Sales (as herein defined) of at least $1,500,000 US, the Distributor shall have an option to renew this Agreement for an additional term of three (3) years, provided it gives the Company written notice of its intention to exercise this option at least three (3) months prior to the expiration of the Initial Term.

                    The renewal shall be upon the same terms and conditions as herein contained, except that in order to maintain this Agreement in effect, the Distributor agrees to increase Net Sales (as herein defined) by fifteen percent (15%) a year in each year of the renewal period.

4.3               Right of First Refusal.   In the event Distributor does not meet the minimum Net Sales of $1,500,000 required to exercise the renewal option, Distributor shall, for a 12 month period following the expiration of the Initial Term, have the right of first refusal on the terms and conditions of any proposed Canadian distribution agreements.

4.4               Net Sales.   “Net sales” means the Distributor’s wholesale selling price of the Products from time to time, less applicable sales taxes, transportation charges to customers and credit or allowance actually granted by the Distributor on account of returns of the Products.

PURCHASE OF PRODUCTS

Samples.     The Company hereby agrees to provide the Distributor, and the Distributor hereby agrees to accept from the Company, any number of samples of the Products being offered for sale by the Company, from time to time.   The price for such samples shall be the Company's first cost (f.o.b. factory) and shall be payable by the Distributor within thirty (30) days after receipt of the Company's invoice therefor.

Orders.        The Distributor shall, from time to time, submit orders for the Products with the Company.  Payment for the Products shall be by way of a letter of credit or cheque to the Company.  At the same time, the Distributor shall make all other arrangements with the Company for the delivery of the Products. Payment shall be received prior to shipping and/or letter of credit shall be drawn down upon prior to shipping.

Minimum Purchases.  The Distributor, during the Initial Term of the agreement and each additional year of the Renewal Period, shall be obligated to purchase a minimum of $500,000 US of Product from the Company at the Distributors Cost for Product.

Delivery.     The Company agrees to use its best efforts to ensure that all orders placed by the Distributor, in accordance with this Agreement, are ready for delivery on the dates specified for delivery in the orders.  The Distributor confirms that it has been made aware by the Company that delivery of the Products will take ninety (90) days from receipt of the order(s) unless the Products ordered are currently in stock.

Cost for Products.         The Distributor's cost for the Products shall be the Company's regular wholesale selling price in the U.S. to creditworthy customers, less thirty percent (30%) (“Cost for Product”).

DEFAULT

The following events shall constitute a default under this Agreement, which shall give the Company the right to terminate this Agreement:

If the Distributor breaches any other material term and condition of this Agreement, which is not remedied within thirty (30) days after receipt of written notice from the Company specifying the breach, unless the breach is of a nature which cannot be remedied within thirty (30) days, provided, however, that the Distributor commences to remedy the breach within the said thirty (30) day delay and continues to remedy same thereafter;

If the Distributor institutes for its protection or is made a defendant in any proceeding under any bankruptcy, insolvency or reorganization or receivership law, or makes an assignment for the benefit of creditors or is unable to meet its debts in a regular course of business;

The Distributor shall have the right to terminate this Agreement in any one of the following events:

If the Company breaches any material term and condition of this Agreement, which is not remedied within thirty (30) days after receipt of a written notice from the Distributor specifying the nature of the breach, unless the breach is of a nature which cannot be remedied within thirty (30) days, provided, however, that the Company commences to remedy the breach within the said thirty (30) day delay and continues to remedy same thereafter;

If the Company institutes for its protection or is made a defendant in any proceeding under any bankruptcy, insolvency or reorganization or receivership law, or makes an assignment for the benefit of creditors or is unable to meet its debts in a regular course of business;

TERMINATION

Inventory Schedule.     Upon the termination of this Agreement for any reason whatsoever, the Distributor shall immediately deliver to the Company a schedule listing of all of the Products which are then part of the Distributor's inventory (hereinafter referred to as the "Inventory Schedule").  The Inventory Schedule shall be prepared as of the close of the business on the date of such termination.

Effect of Termination.On the termination of this Agreement for any reason whatsoever:

all amounts then owing to the Company pursuant to this Agreement shall be paid to the Company within thirty (30) days after termination;

the Distributor shall forthwith discontinue its sale and distribution of the Products, and all use of the Mark, except that the Distributor shall have a period of six months  (6) months after the termination of this Agreement to sell all Products reported to the Company on the Inventory Schedule in accordance with paragraph 7.1.  Notwithstanding the above, the Company shall have the right, within seven (7) business days of receipt of the Inventory Schedule, to notify the Distributor that it shall acquire the inventory, in which event the Distributor shall sell the inventory to the Company at cost.  The sale and purchase shall then be concluded within an additional fifteen (15) day delay.;

any Products remaining in the Distributor's inventory following the above mentioned six month (6) month period shall not be distributed by the Distributor to any other person, unless the Distributor receives the written consent of the Company granting permission otherwise;

the Distributor shall thereupon deliver to the Company, all sketches, designs, samples, advertising materials and the like in its possession or control and all labels and materials bearing the Mark, whether or not supplied by the Company.

Termination without prejudice.      Termination of this Agreement pursuant to the terms and conditions hereof shall be without prejudice to the terminating party’s other rights and remedies at law or in equity.

PROTECTING THE MARK

The Distributor shall co-operate fully and in good faith with the Company for the purposes of securing, preserving and protecting the rights of the Company in and to the Mark and the styles and designs of the Products manufactured for or by and sold by the Company.  At the request of the Company, the Distributor, at the Company's expense, shall execute, deliver and/or file any and all documents and do all other acts and things which the Company reasonably deems necessary or appropriate to make fully effective and to implement the provisions of this Agreement related to ownership or registration of the Mark and/or said styles and designs and the protection thereof.

NOTICE OF INFRINGEMENT

The Distributor shall notify the Company in writing of any infringement or imitation of the Mark or the use by any person of any trademarks or trade names confusingly similar to the Mark promptly as same may come to the attention of the Distributor.  The Company shall thereupon take such action as is reasonably necessary for the protection of the Mark and the rights of the parties.

RELATIONSHIP BETWEEN THE PARTIES

The Distributor shall not represent itself as the agent or legal representative of the Company for any purpose whatsoever, and it shall have no right to create or assume any obligations of any kind, express or implied, for or on behalf of the Company in any way whatsoever.

ENTIRE AGREEMENT; AMENDMENT

Entire Agreement; changes in writing.              This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and this Agreement may not be amended or modified, except in writing signed by both parties hereto.

Non-Waiver.         A failure of either party to enforce at any time any term, provision or condition of this Agreement, or to exercise any right or option herein, shall in no way operate as a waiver thereof, nor shall any single or partial exercise preclude any other right or option herein; in no way whatsoever shall a waiver of any term, provision or condition of this Agreement be valid unless in writing, signed by the waiving party and only to the extent herein set forth.

ASSIGNMENT

No Assignment without Consent.   The rights granted to the Distributor hereunder are personal in nature and the Distributor shall not sell, transfer, lease or assign this Agreement or rights and interests hereunder, or to any party, any part hereof, by operation of law or otherwise, without the prior written consent of the Company, same as otherwise provided herein.

SEVERABILITY

If any provision or any portion of any provision of this Agreement shall be construed to be illegal, invalid, or unenforceable, such shall be deemed stricken and deleted from this Agreement to the same extent and effect as if never incorporated herein, but all other provisions of this Agreement and the remaining portion of any provision which is illegal, invalid or unenforceable in part shall continue in full force and effect.

NOTICES

All reports, approvals and notices required or permitted to be given under this Agreement shall, unless specifically provided otherwise in this Agreement, be deemed to have been given if personally delivered or if mailed (by registered or certified air mail, return receipt requested, if such service is available), postage prepaid, to the party concerned at its address or addresses as the Company or the Distributor may from time to time respectively designate by notice in writing.

OTHER PROVISIONS

Headings.   The headings of the articles and paragraphs of this Agreement are for convenience only and in no way limit or affect the terms or conditions of this Agreement.

Construction.      This Agreement shall be interpreted and construed in accordance with the laws of the State of California, U.S.A., with the same force and effect as if fully executed and to be performed therein.

IN WITNESS WHEREOF,the parties have executed this Agreement on the date and at the place mentioned hereinbelow.

SIGNED AT COMMERCE CA, THIS   TH DAY OF DECEMBER 28, 2002

Per:

         (duly authorized)

SIGNED AT MONTRÉAL, QUÉBEC, ON THE     TH DAY OF OCTOBER, 2002

SOPHISTOWEAR FASHIONS INC.

Per:

       (duly authorized)